Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ZOLL Medical Corporation

Chelmsford, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated December 17, 2010, relating to the consolidated financial statements, the effectiveness of ZOLL Medical Corporation’s internal control over financial reporting, and schedule of ZOLL Medical Corporation, appearing in the Company’s Annual Report on Form 10-K for the year ended October 3, 2010.

/s/ BDO USA, LLP

Boston, Massachusetts

March 24, 2011